SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            MS STRUCTURED ASSET CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                              13-4026700
 (State of Incorporation or Organization)           (I.R.S. Employer
                                                  Identification no.)

      1585 Broadway
      New York, NY                                           10036
  (Address of Principal Executive Offices)                 (Zip Code)

If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective             Exchange Act and is effective
pursuant to General Instruction           pursuant to General Instruction
A.(c), please check the following         A.(d), please check the following
box. |X|                                  box. |_|

Securities Act registration statement file number to which this form relates: 333-64879
          (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

  Title of Each Class                            Name of Each Exchange on Which
  to be so Registered                            Each Class is to be Registered
  -------------------                            ------------------------------

  SATURNS The May Department Stores Company
   Debenture Backed Series 2003-7 Callable Units     New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)

Item 1.  Description of Registrant's Securities to be Registered.

         For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Units" on pages 44 through 63 of the Registrant's Prospectus, dated March 5, 2003 (Registration No. 333-101155), as supplemented by the information under the headings "Summary, "Risk Factors" and "Description of the Units" on pages S-3 through S-8, S-9 through S-11 and S-23 through S-26, respectively, of the Registrant's related Prospectus Supplement, dated May 5, 2003, which information is incorporated herein by reference and made part of this Registration Statement in its entirety.

Item 2.    Exhibits.

           None.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 7, 2003

                                                     MS STRUCTURED ASSET CORP.
                                                     (Registrant)


                                                     By:      /s/ John Kehoe
                                                        ------------------------
                                                     Name:  John Kehoe
                                                     Title: Vice President